As filed with the Securities and Exchange Commission on July 1, 2025

Registration No. 333— ___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASSIMO GROUP

(Exact name of registrant as specified in its charter)

Nevada	92-0790263
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of Principal Executive Offices)	(Zip Code)

Massimo Group 2024 Equity Incentive Plan
(Full Title of the Plan)

David Shan

C/O Massimo Group

3101 W Miller Road

Garland, TX 75041

(Name and address of agent for service)

Tel: (877) 881-6376

(Telephone number, including area code, of agent for service)

With copies to:

Richard I. Anslow, Esq.

Jonathan Deblinger, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant relating to the additional 2,000,000 shares of our common stock which may be offered and sold pursuant to our Massimo Group 2024 Equity Incentive Plan (the “Plan”) in connection with increases in the number of shares available for issuance under the Plan pursuant to the amendment to the Plan dated March 17, 2025 (the “Amendment”).

This Registration Statement includes, pursuant to General Instruction E to Form S-8 and Rule 429 of the Securities Act, a re-offer prospectus in Part I (the “Reoffer Prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 238,334 shares of common stock. These shares constitute “control securities” or “restricted securities” which have been issued prior to or issuable after the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in this Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling stockholders and/or amounts of shares of common stock, if any, to be reoffered or resold by such selling stockholders as that information becomes known.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Massimo Group, a Nevada corporation (the “Company”, “us”, “our” or “we”), has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional 2,000,000 shares of our common stock, par value $0.001 per share (the “common stock”), which may be offered and sold pursuant to the Massimo Group 2024 Equity Incentive Plan (the “Plan”) in connection with an increase in the number of shares available for issuance under the Plan pursuant to an amendment to the Plan dated March 17, 2025 (the “Amendment”) and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of shares of common stock acquired by persons to be named therein upon the exercise of options and restricted stock awards granted under the Plan.

Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed, and are not filed, with the Securities and Exchange Commission (the “SEC” or the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

MASSIMO GROUP

238,334 SHARES OF COMMON STOCK

This reoffer prospectus (this “Reoffer Prospectus” or this “prospectus”) relates to the offer and sale, from time to time, by the selling stockholders named herein (the “Selling Stockholders”), or their permitted transferees, of up to 238,334 shares of common stock, par value $0.001 per share (the “common stock”) of Massimo Group (the “Company”) issued or will be issued to the Selling Stockholders in connection with the exercise of stock options granted, and with stock or other awards made, and with the purchase of stock under the Massimo Group 2024 Equity Incentive Plan, as amended (the “Plan”). We are not offering any of the common stock and will not receive any proceeds from the sale of the common stock offered by this Reoffer Prospectus. See “Use of Proceeds.”

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this Reoffer Prospectus though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Stockholders may sell or dispose of the shares of common stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock previously issued to the Selling Stockholders under the Plan are “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the common stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MAMO.” On June 30. 2025, the last reported sale price of our common stock as reported on Nasdaq was $2.22 per share.

We may add, update or change information contained in this Reoffer Prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire Reoffer Prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Reoffer Prospectus Summary—Implications of Being an Emerging Growth Company.”

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 6 of this Reoffer Prospectus and the risk factors contained in any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated July 1, 2025

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus is part of a registration statement on Form S-8 filed with the Securities and Exchange Commission, or the “SEC”. The Selling Stockholders named in this Reoffer Prospectus may, from time to time, sell the securities described in this Reoffer Prospectus in one or more offerings. This Reoffer Prospectus includes important information about us, the common stock issued by us, the shares of common stock being offered by the Selling Stockholders and other information you should know before investing. Any document incorporated by reference in this Reoffer Prospectus and any prospectus supplement may also add, update, or change information in this Reoffer Prospectus. If there is any inconsistency between the information contained or incorporated by reference in this Reoffer Prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This Reoffer Prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this Reoffer Prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement. We have not, and the Selling Stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this Reoffer Prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Stockholders may authorize to be delivered or made available to you.

The information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this Reoffer Prospectus, any document incorporated by reference in this Reoffer Prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Reoffer Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Reoffer Prospectus. The securities offered by this Reoffer Prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this Reoffer Prospectus, neither we nor the Selling Stockholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this Reoffer Prospectus outside the United States. Persons outside the United States who come into possession of this Reoffer Prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this Reoffer Prospectus outside the United States.

Unless otherwise stated or the context otherwise requires, all references in this Reoffer Prospectus to the “Company,” “we,” “us” or “our” refer to the business of Massimo Group, together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer to Massimo Group as a standalone company.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this Reoffer Prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this Reoffer Prospectus is generally reliable, such information is may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this Reoffer Prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements contained in this Reoffer Prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, projected costs and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “should,” “shall,” “intend,” “goal,” “objective,” “seek,” “expect,” and similar expressions or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to:

●	We have a limited operating history on which to judge our performance and assess our prospects for future success.
●	We rely on independent dealers and distributors to manage the retail distribution of many of our products.
●	We rely on third parties to manufacture many of the products we sell.
●	The majority of the products we purchase are manufactured by suppliers in China and their operations are subject to risks associated with business operations in China. Any disruption of these manufacturers to supply us with appropriately priced products on a timely basis could have a material adverse effect on our business.
●	Our management team has limited experience operating a company with publicly traded shares.
●	Economic conditions that impact consumer spending may have a material adverse effect on our business, and our partners’ business.
●	Rising U.S.-China trade tensions and tariffs may increase our costs and disrupt our supply chain.
●	We currently maintain all our cash and cash equivalents with three financial institutions.
●	We face intense competition in all product lines, including from some competitors that have greater financial and marketing resources.
●	Any decline in the social acceptability of our products or any increased restrictions on the access or the use of the Company’s products in certain locations could materially and adversely affect our business, operation results, or financial condition.
●	Our future expansion plans are subject to uncertainties and risks, and distribution centers we intend to open may not result in increased sales or efficiencies.
●	Our limited investment in R&D of new products may adversely affect our ability to enhance existing products and develop and market new products.
●	The inability of our dealers and distributors to secure adequate access to capital could materially and adversely affect our business.
●	We depend upon the successful management of inventory levels, both ours and that of our dealers
●	There is no assurance there will not be disruptions to trade between China and the United States.
●	We may not be able to successfully maintain our business strategy that relies upon offshore manufacturers.
●	Supply chain problems, termination or interruption of supply arrangements or increases in the cost of products could have a material adverse effect on our business.
●	The high cost of delivering our Pontoon Boats may limit the geographic market for these products.
●	Higher fuel costs can materially and adversely affect our business.
●	Changes in the credit markets could decrease the ability of consumers to purchase our products and have a material adverse effect on our business.
●	We may require additional capital which may not be available.
●	Our business depends on the continued contributions made by Mr. Shan, our founder, Chairman and Chief Executive Officer.
●	Our business depends on the efforts of our management, and our business may be severely disrupted if we lose their services.
●	If we fail to develop and protect our brand names and reputation, we may not attract and retain new distributors and dealers, or customers.
●	We may be unable to protect our intellectual property or may incur substantial costs as a result of litigation or other proceedings relating to our intellectual property.
●	Significant product repair and/or replacement due to product warranty claims or product recalls could have a material adverse impact on our business.

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●	The failure of our IT systems or a security breach involving consumer or employee personal data could have a materially adverse effect on our business.
●	Retail sales of our new products may be materially and adversely affected by declining prices for used versions of our products or by competitors supplying new products in excess of market demand.
●	We are subject to laws, rules and regulations regarding product safety, health, environmental and noise pollution, and other issues.
●	If product liability lawsuits are filed against us, we may be exposed to significant financial liabilities.
●	Our insurance may not be sufficient.
●	We have been in the past, and may be, in the future subject to litigations arising from defective products that resulted in property damage, physical injury, and death.
●	Our business requires us to pay licensing fees for each state that we operate in. We may not be able to justify the cost of compliance in a particular state or locality thus necessitating that we allow our license to expire.
●	We have not made use of confidentiality agreements in the past and, although we intend to rely on such agreements in future dealings with suppliers, employees, consultants, and other parties, the prior lack of or the breach of such agreements could adversely affect our business and results of operations.
●	Our business could be materially harmed by epidemics, pandemics, or other public health emergencies, boycotts, and geo-political events.
●	Our ability, or lack thereof, to attract, recruit, and maintain talented sales representatives may adversely affect our business and our plans to expand our market.
●	Our ability, or lack thereof, to establish strategic partnerships and expand our distribution channels may adversely affect our business and our plans.
●	U.S. government policies that provide incentives to farmers may be discontinued.
●	There is no existing market for our securities, and we do not know if one will develop.
●	The market price of our common stock is likely to be highly volatile, and you could lose all or part of your investment.
●	We have no current plans to pay cash dividends on our common stock for the foreseeable future.
●	Our founder and principal shareholder have substantial influence over our Company.
●	We will incur significant increased costs as a result of operating as a public company and will be required to devote substantial time to compliance initiatives.
●	Changes to estimates related to our property, fixtures and equipment or operating results that are lower than our current estimates may cause us to incur impairment charges on certain long-lived assets, which may adversely affect our results of operations.
●	As an “emerging growth company” under applicable law, we are subject to lessened disclosure requirements, which could leave our stockholders with less information or fewer rights available to stockholders of more mature companies.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price of our common stock and trading volume could decline.
●	Anti-takeover provisions in our Articles of Incorporation and Bylaws and Nevada law could discourage, delay, or prevent a change in control of our company and may affect the trading price of our common stock.
●	Failure to establish and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.
●	Our Bylaws provide that the Second Judicial District Court of Washoe County of the State of Nevada is the sole and exclusive forum for certain stockholder litigation matters.
●	Other risks and uncertainties described in this Reoffering Prospectus, including those described in the “Risk Factors” section.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Reoffer Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this Reoffer Prospectus or to conform these statements to actual results or revised expectations.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Reoffer Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this Reoffer Prospectus and the documents that we reference in this Reoffer Prospectus and have filed as exhibits to the registration statement, of which this Reoffer Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Reoffer Prospectus by these cautionary statements.

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REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this Reoffer Prospectus (as supplemented or amended) carefully, especially “Risk Factors”, and the other information incorporated by reference in this Reoffer Prospectus. Some of the statements in this Reoffer Prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

The Company

We believe we are a leading company in the Mid-Tier Band of the powersports vehicles and boats industry in the United States, which includes the All-Terrain Vehicle (“ATV”), Utility-Terrain Vehicle (“UTV”), and pontoon and tritoon boats (“Pontoon Boats”) subsectors (the “Powersports Vehicles and Boats Industry”). “Mid-Tier Band” means the mid-tier band of the Powersports Vehicles and Boats Industry, which our management considers to be those manufacturers that produce a wide range of products that cater to customer needs but do not yet have the international operations and market share of the Top-Tier Band (as defined below) of the Powersports Vehicles and Boats Industry. “Top-Tier Band” means the top-tier band of the Powersports Vehicles and Boats Industry, which our management considers to include companies such as Polaris, Bombardier Recreational Products (BRP), Honda, and Yamaha with international operations and large market shares.

We manufacture, import and distribute a diversified portfolio of products divided into two main lines: (1) UTVs, ATVs, motorcycles, scooters, golf carts and a juvenile line from go karts to balance bikes and tractors among other products; and (2) recreational Pontoon Boats. In 2024, we released an all-new line of All-Weather UTVs with enclosures, heaters, and AC units. We plan to offer All-Weather options for all UTVs in the future. We have also been developing new product lines, such as electric vehicle (“EV”) chargers and electric Pontoon Boats, all of which are currently available for sale. In addition to distributing our products, we aim to provide unparalleled customer service, which includes over 600 motor vehicles and 5,500 marine third-party service providers across the United States, 24-hour customer support and an approximately 40,000 sq. ft. parts facility which enables us to fulfill most parts orders within 48 hours.

We are headquartered in a 376,000 sq. ft. facility of which 280,000 sq. ft. is dedicated to Massimo Motor Sports LLC (“Massimo Motor Sports”) and 96,000 sq. ft. to Massimo Marine LLC (“Massimo Marine”). Our facility is adjacent to seven acres for boat storage in Dallas, Texas, which houses a design center, two manual assembly lines. including an automated vehicle assembly robot line, our parts department, a test track, dyno and over 30 loading docks. Our products are sold directly by us in the e-commerce marketplace and through a network of dealerships, distributors, and chain stores. We have a significant in-store UTV retail partnership with Tractor Supply Co.

We manufacture and assemble our products in our Dallas facility and rely upon an international network of strategic global partnerships to supply us with parts and components. In 2017, we began a partnership with Linhai Yamaha Motor Co., located in Shanghai, China which allowed us to rapidly expand our product line and increase the performance of our vehicles. Further, we partnered with Kubota, Japan to enter the diesel UTV market in 2019.

On June 11, 2024, we entered into a strategic partnership agreement with Armlogi Holding Corp (“Armlogi”), a U.S.-based warehousing and logistics service provider, to gain access to Armlogi’s warehousing facilities and tailored logistics services for fast order fulfillment of UTVS, ATVs, Go-Karts and Golf Carts. Pursuant to the agreement Armlogi will receive containers of our vehicle kits arriving from Asian suppliers at its warehouses in Savannah, GA, Edison, NJ, and Walnut, CA. Massimo will provide vehicle assembly at the warehouses, and Armlogi will supply inventory management, storage services, logistics, and delivery to final order destinations.

Corporate Information

Massimo Group is a holding company, which operates through its two wholly-owned subsidiaries, Massimo Motor Sports LLC and Massimo Marine LLC.

Our principal executive offices are located at 3101 W Miller Rod, Garland, TX 75041, our telephone number is (877) 881-6376, and our Internet website address is https://massimo-group.com/. The information on our website is not a part of, or incorporated in, this Reoffer Prospectus.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

●	an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure;

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

●	an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; or

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities;

About This Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 238,334 shares of common stock of the Company, issued to the Selling Stockholders under the Plan. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the common stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the common stock by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” of our 2024 Annual Report on Form 10-K filed with the SEC on March 26, 2025 and as later amended on May 20, 2025 and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this Reoffer Prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The common stock to be offered and sold using this Reoffer Prospectus will be offered and sold by the Selling Stockholders named in this Reoffer Prospectus. Accordingly, we will not receive any proceeds from any sale or disposition of shares of common stock held by the Selling Stockholders pursuant to this Reoffer Prospectus.

DILUTION

Because the Selling Stockholders who offer and sell common stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the offer and sale, from time to time, by the Selling Stockholders named herein, or their permitted transferees, of up to 238,334 shares of our common stock, issued to the Selling Stockholders under the Plan.

The following table sets forth the names of the Selling Stockholders, the number of shares of common stock owned by each of them as of the date of this Reoffer Prospectus, the maximum number of shares of common stock that they may offer pursuant to this Reoffer Prospectus, and the number and percentage of shares of common stock to be beneficially owned by each Selling Stockholder assuming all of the shares of common stock which may be offered by such Selling Stockholders pursuant to this Reoffer Prospectus are sold.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of their common stock. The Selling Stockholders may offer all or part of the common stock for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Stockholders may offer all, some or none of their securities, no definitive estimate as to the number of shares of common stock that will be held by the Selling Stockholders after an offering can be provided. The Selling Stockholders may sell any, all or none of the shares offered by this Reoffer Prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the common stock sold by the Selling Stockholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the common stock by each Selling Stockholder includes common stock that is currently exercisable or convertible, or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to common stock beneficially owned by them.

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Selling Stockholders information for each additional Selling Stockholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s common stock pursuant to this Reoffer Prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this Reoffer Prospectus, including the identity of each Selling Stockholders and the number of shares of common stock registered on its behalf. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Massimo Group, 3101 W Miller Road, Garland, TX 75041.

	Common Stock
Name of Selling Stockholder	Stock Owned Before the Offering(1)	Stock Owned Before the Offering (%)(2)	Stock to be Offered for Resale(3)	Stock Owned After the Offering(2)	Stock Owned After the Offering (%)
David Shan(4)	32,160,000	77.23%	75,000	32,085,000	77.05%
Yunhao Chen(5)	133,334	*	133,334	–	–
Quenton Petersen(6)	3,000	*	3,000	–	–
Paolo Pietrogrande(7)	9,000	*	9,000	–	–
Ting Zhu (8)	9,000	*	9,000	–	–
Mark Sheffield (9)	9,000	*	9,000	–	–

* Less than one percent (1%)

(1)	The number of shares of common stock listed for each Selling Stockholder is based on the common stock held by such Selling Stockholder as of the date of this Reoffer Prospectus, but assumes the exercise of all convertible securities held by such Selling Stockholder and are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus.

(2)	In calculating the percentages, (a) the numerator is calculated by adding the number of shares of common stock held by such Selling Stockholders as of the date of this Reoffer Prospectus and the number of shares of common stock issuable upon the exercise of convertible securities held by such Selling Stockholder and are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus, if any; and (b) the denominator is calculated by adding the aggregate number of common stock outstanding as of the date of this Reoffer Prospectus and the number of shares of common stock issuable upon the exercise of convertible securities held by such Selling Stockholder and are currently exercisable or exercisable within 60 days of the date of this Reoffer Prospectus, if any (but not the number of shares of common stock issuable upon the exercise of convertible securities held by any other Selling Stockholder).

(3)	The number of shares to be sold includes (a) the common stock held by such Selling Stockholder as of the date of this Reoffer Prospectus and offered hereby, and (b) the common stock issuable to such Selling Stockholder and offered hereby.

(4)	David Shan is the Chairman and Chief Executive Officer of the Company.

(5)	Yunhao Chen is the Chief Financial Officer and a member of the board of the Company.

(6)	Quenton Petersen is a Vice President of the Company.

(7)	Paolo Pietrogrande is a member of the board of the Company.

(8)	Ting Zhu is a member of the board of the Company.

(9)	Mark Sheffield is a member of the board of the Company.

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PLAN OF DISTRIBUTION

We are registering the common stock covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of the common stock from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling common stock of Company received after the date of this Reoffer Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the common stock offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the common stock covered by this Reoffer Prospectus. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the common stock covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the common stock to be made directly or through agents.

The common stock offered by this Reoffer Prospectus may be sold from time to time to purchasers:

● directly by the Selling Stockholders;

● through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the common stock; or

● through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the common stock against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the Selling Stockholders.

The common stock may be sold in one or more transactions at:

● fixed prices;

● prevailing market prices at the time of sale;

● prices related to such prevailing market prices;

● varying prices determined at the time of sale; or

● negotiated prices.

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These sales may be effected in one or more transactions:

● on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

● in the over-the-counter market;

● in transactions otherwise than on such exchanges or services or in the over-the-counter market;

● through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

● any other method permitted by applicable law; or

● through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of common stock being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Stockholder.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all the common stock under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the common stock by other means not described in this Reoffer Prospectus. In addition, any common stock covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

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The Selling Stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the common stock covered by this Reoffer Prospectus will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The financial statements of the Company at December 31, 2024 and 2023, and for each of the two years then ended, have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in their report thereon and have been incorporated by reference herein and in the registration statement.

LEGAL MATTERS

The validity of these shares has been passed upon by for us by Ellenoff Grossman & Schole LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. We are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. You can read and copy the reports, proxy statements and other information filed by the Company with the Commission at such Internet site.

This prospectus constitutes part of the Registration Statement by the Company with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the Commission. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

We also maintain an Internet website at https://massimo-group.com/. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our reports on Form 8-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Registrant. The address for the Commission’s website is “http://www.sec.gov.” The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 26, 2025, and as amended on May 20, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the Commission on May 20, 2025.

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 16, 2025, March 3, 2025, March 27, 2025, April 24, 2025, May 16, 2025, and July 1, 2025; and

(d)	The description of the Company’s Common Stock, incorporated by reference in the Company’s Registration Statement Form 8-A (File No. 001-41994), filed with the Commission on March 26. 2024, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to the Company’s Annual Report on Form 10-K referred to in (a) above).

Except to the extent such information is deemed furnished and not filed pursuant to securities laws and regulations, all documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent specifically designated therein, Current Reports on Form 8-K furnished by the Registrant to the Commission, in each case, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s articles of incorporation and bylaws limit the directors’ liability and may indemnify directors and officers to the fullest extent permitted under the Nevada Revised Statutes (“NRS”) NRS 78.7502-NRS 78.751.

Nevada law, NRS 78.138, provides that the Company’s directors and officers will not be personally liable to us, our stockholders or our creditors for damages for any act or omission in his or her capacity as a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law and the trier of fact determines that the presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, or with respect to payment of dividends in violation of the NRS. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. As permitted by Nevada law and our articles of incorporation, our bylaws also provide that directors and officers will be personally liable to us, our stockholders or our creditors for damages for breach of fiduciary duty resulting from the payment of dividends in violation of NRS 78.300.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

As permitted by Nevada law or our articles of incorporation, our bylaws (a) include provisions that eliminate the personal liability of our directors or officers for damages resulting from certain breaches of fiduciary duties as a director or officer; (b) require the Company to indemnify any officer or director and (c) require us to advance expenses of the indemnitee to the extent and as required (and in the discretion of the Board of Directors, as allowed) in the articles of incorporation. Our articles of incorporation require that our directors and officers be indemnified against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by the indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover damages against a director or officer for breach of fiduciary duties as a director or officer.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

We have obtained a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining liability under the Securities Act of, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Ellenoff Grossman & Schole LLP
5.2	Opinion of Fennemore Craig, P.C. (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-8 filed on April 19, 2024)
10.1†	2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A filed with the Commission on February 5, 2024)
10.2†	Amendment No. 1 to the Massimo Group 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on April 24, 2025)
23.1	Consent of ZH CPA, LLC Certified Public Accountants and Advisors, A Professional Corporation
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page)
107	Filing Fee Table

†	Indicates a management contract or compensation plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dallas, Texas on July 1, 2025.

Massimo Group

By:	/s/ David Shan
Name: David Shan
Title: Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Shan, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 as amended) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement on Form S-8.

Signature	Title	Date

/s/ David Shan	Chief Executive Officer and Chairman	July 1, 2025
David Shan	(Principal Executive Officer)

/s/ Yunhao Chen	Chief Financial Officer and Director	July 1, 2025
Yunhao Chen	(Principal Financial and Accounting Officer)

/s/ Paolo Pietrogrande	Director	July 1, 2025
Paolo Pietrogrande

/s/ Mark Sheffield	Director	July 1, 2025
Mark Sheffield

/s/ Ting Zhu	Director	July 1, 2025
Ting Zhu

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